UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2017

PAYBOX CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward Boulevard Suite 1550 Fort Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 510-3750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

At a special meeting of shareholders of Paybox Corp, a Delaware corporation (the “Company”), held on Wednesday, May 3, 2017, the Company’s shareholders approved a 1-for-200 reverse stock split (the “Reverse Stock Split”).

Thereafter, the Company effectuated the Reverse Stock Split by filing a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”).

In the Reverse Stock Split, every 200 shares of common stock, $0.0001 par value per share, of the Company, which were issued and outstanding immediately prior to the Reverse Stock Split, have been combined into one issued and outstanding share of the Company’s common stock. No fractional shares are being issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive a fractional share of the Company’s common stock as a result of the Reverse Stock Split will receive a cash payment of $0.40 per pre-Reverse Stock Split share in lieu of receiving a fractional post-Reverse Stock Split share. The Company’s transfer agent, Manhattan Transfer Registrar Company, will act as exchange agent for the Reverse Stock Split (the “Exchange Agent”). No payment will be made to holders entitled to receive post-Reverse Stock Split shares. As promptly as practicable, the Exchange Agent will send shareholders of record holding certificates representing pre-Reverse Stock Split shares with a letter of transmittal and instructions for the exchange of their stock certificates for certificates representing post-Reverse Stock Split shares or for receiving a cash payment, as appropriate. Registered shareholders owning shares electronically in book-entry form and shareholders owning shares through a bank, broker or other securities nominee (subject to the applicable procedures of their securities nominee) will have their positions automatically adjusted to reflect the Reverse Stock Split, and will not be required to take any action in connection with the Reverse Stock Split.

As a result of the Reverse Stock Split, the Company has fewer than 500 record holders of its common stock, and the Company's common stock has become eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to promptly file a Form 15 with the Securities and Exchange Commission (the “SEC”) to terminate the common stock’s registration under Section 12(g) of the Exchange Act. Upon filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. A copy of the press release announcing the deregistration is included as Exhibit 99.1 to this report.

For a more detailed discussion of the Reverse Stock Split, please see the definitive Proxy Statement of the Company, filed on April 11, 2017 with the SEC.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment, filed May 3, 2017, to effect a 1-for-200 reverse stock split effective on May 3, 2017.

99.1	Press Release of Paybox Corp dated May 3, 2017, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Paybox Corp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYBOX CORP

Dated: May 3, 2017	By:	/s/ Matthew E. Oakes
Matthew E. Oakes
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment, filed May 3, 2017, to effect a 1-for-200 reverse stock split effective on May 3, 2017.

99.1	Press Release of Paybox Corp dated May 3, 2017, furnished herewith.

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